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                                                                    EXHIBIT 10.2

                     REIMBURSEMENT AND INDEMNITY AGREEMENT


     This REIMBURSEMENT AND INDEMNITY AGREEMENT, dated and effective as of June 10, 1997 (the "Agreement"), is by and between Horizon Offshore, Inc., a Delaware corporation ("Horizon"), and Elliott Associates, L.P., a Delaware limited partnership ("Elliott").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Elliott has caused to be issued that certain Letter of Credit (the "Letter of Credit") required under the terms of the Settlement Agreement dated as of the date hereof (the "Settlement Agreement") relating to the "ODS Mariner" by and among HLS Offshore, L.L.C., Mannai Marine Company Limited and RANA S.r.l.;

     WHEREAS, Elliott has also provided the Guarantee (the "Guarantee") called for by the Settlement Agreement; and

     WHEREAS, Horizon has agreed to reimburse and indemnify Elliott for amounts paid by it in respect of the Letter of Credit and Guarantee in accordance with the terms whereof.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.   Reimbursement and Indemnity Obligation.

     (a) Horizon hereby irrevocably and unconditionally agrees to reimburse, indemnify and hold Elliott harmless against the amounts required to be paid by Elliott in respect of the Letter of Credit and Guarantee.

     (b) Horizon hereby acknowledges and agrees that its obligation to reimburse, indemnify and hold harmless Elliott shall be absolute and unconditional irrespective of any act or omission on the part of Elliott or any circumstance which might otherwise constitute a defense available to, or a discharge of, his obligations hereunder. Horizon agrees that upon demand for any payment from Elliott that he will tender to Elliott the amount due by it in accordance with paragraph (a) above as and when requested by Elliott.

     (c) If Horizon shall fail to make any payment required by this Agreement to Elliott, Horizon and Elliott agree that, at Elliott's election, any such amount shall be deemed to be advanced to Horizon without any further action on Horizon's part pursuant to those certain Convertible Subordinated Notes (in such amounts as Elliott may specify to Horizon) made by Horizon and payable to affiliates of Elliott.

     (d) If Horizon shall fail to make any payment required by this Agreement to Elliott and
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Elliott shall not make the election specified in paragraph (c), then in addition to any other rights that Elliott may have under applicable law or by agreement, Elliott shall be entitled to set-off against and deduct from all amounts that may be due and payable by Elliott to Horizon under any other agreement, the amount of any payment that is due from Horizon pursuant to this Agreement which is not paid upon demand plus interest thereon at ten percent (10%) per annum.

2.   Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without the application of any conflicts of law provisions.

     (b) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     (c) This Agreement embodies the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to such subject matter.

     (d) This Agreement may be amended or modified only by written agreement of the parties hereto.

     (e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under, or by reason of, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

ELLIOTT ASSOCIATES, L.P.                      HORIZON OFFSHORE, INC.


By:  Elliott Associates, Inc.,                By: /s/ H.D. Loyd, III
     as General Partner                          ----------------------------
                                                 H. D. Loyd, III, President

By:  /s/ Jonathan D. Pollock
     -----------------------------------
     Jonathan D. Pollock, Vice President